FOR IMMEDIATE RELEASE
       Date:               April 19, 2004
       Contact:   Donald F. Holt, EVP/CFO
       (717) 920-5801, Fax (717) 920-1683


                     COMMUNITY BANKS, INC. REPORTS EARNINGS

     Harrisburg,  PA- Community  Banks,  Inc.  ("Community")  (Listed on Nasdaq:
CMTY), today reported earnings for the first quarter of 2004, which resulted in net income of $5,175,000 and diluted earnings per share of $0.41. Earnings per share have been adjusted to reflect the impact of the 5% stock dividend that will be paid April 30 to shareholders of record on April 16. Reported net income for 2004 was only slightly higher than the amount recorded for the first quarter of 2003, which reflected net income of $5,101,000 and earnings per share of $0.41. Results in 2004 produced a return on average assets of 1.10% and return on average equity of 14.13%.

     Robust growth in both loan and deposit balances yielded increases of 18% and 12%, respectively, since the end of the first quarter of 2003. Despite this growth, improvement in revenue derived from these activities was constrained by steadily declining interest rates. This low rate environment has limited the financial services industry's capacity to improve the spread between interest earned on earning assets and the interest paid on funding sources. Despite these challenges, Community has continued to achieve impressive growth in both loans and deposit volumes, while simultaneously expanding revenues from service and fee-related activities. These growth trends serve to illustrate CommunityBanks' expanding presence throughout Central Pennsylvania and into northern Maryland. Importantly, Community has also achieved steady improvement in the measures used to assess overall loan quality, a vital component of future financial success.

     "While historically low interest rates have constrained our ability to grow net interest income in the short term, we are very encouraged by our ability to improve our market presence and by our customers' continuing acceptance of us as their `provider of choice' for other important financial services," said Eddie
L. Dunklebarger, President and Chief Executive Officer. "We are confident that we have positioned our franchise to respond favorably to changing market conditions and to the evolving role of the financial services industry in meeting our customer's changing financial needs. We are encouraged by the prospects of an improving economy and the expectation that this will translate into measurable positive improvement in our interest margin," he added.

     Loans grew to over $1.1 billion at March 31, 2004, an 18% increase from the balance at the end of the first quarter of 2003, while deposits increased to nearly $1.3 billion, reflecting nearly a 12% increase over the same period. Total assets of Community Banks, Inc., now stand at almost $2.0 billion.

     During the quarter, nonperforming assets to period end loans dropped from 1.21% at the end of the year to 0.86%. The ratio of the allowance for loan losses to loans now stands at 1.25% and provides 184% coverage of loans that are on nonaccrual status. Net charge-offs for the period declined to 0.06% on an annualized basis, well below the annualized charge-off rate of 0.17% for all of 2003. These asset quality metrics provide tangible evidence of the underlying quality of Community's loan portfolio. Operating expenses, on the other hand, grew between the first quarter of 2003 and 2004, as a result of several factors, including increased costs of acquired businesses; expansion of the delivery network; and continuing investment in the growth of the Corporation.

     The CommunityBanks franchise stretches from the Poconos in the northeast portion of Pennsylvania, through the heart of central Pennsylvania and across the Maryland border. The Company now operates 46 banking offices which are complemented by, and integrated with, its specialty services locations. Plans are now underway to add four new locations in 2004 or early 2005 in the central Pennsylvania market and include sites in Hershey, Lemoyne, Dillsburg and Spring Grove.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, which is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.










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



                                        Community Banks, Inc.

                                   Selected Financial Information
                            (Dollars in thousands, except per share data)


                                                                            Three Months Ended
                                                                                 March 31,
                                                                            2004           2003
                                                                        ----------------------------
Consolidated summary of operations:

     Interest income                                                     $  23,980      $  23,771
     Interest expense                                                       10,541         10,703
                                                                         ---------      ---------
       Net interest income                                                  13,439         13,068
     Provision for loan losses                                                 850            400
                                                                         ---------      ---------
       Net interest income after provision for loan losses                  12,589         12,668
                                                                         ---------      ---------

     Non-interest income:
     Investment management and trust services                                  267            317
     Service charges on deposit accounts                                     1,405          1,041
     Other service charges, commissions, and fees                              902            754
     Investment security gains                                               1,332          1,047
     Insurance premium income and commissions                                  654            410
     Mortgage banking activities                                               627            426
     Earnings on investment in life insurance                                  365            329
     Other                                                                      71             70
                                                                         ---------      ---------
       Total non-interest income                                             5,623          4,394
                                                                         ---------      ---------

     Non-interest expenses:
     Salaries and employee benefits                                          6,835          5,900
     Net occupancy                                                           2,033          1,766
     Marketing expense                                                         420            514
     Telecommunications                                                        317            200
     Other                                                                   2,278          2,409
                                                                         ---------      ---------
       Total non-interest expenses                                          11,883         10,789
                                                                         ---------      ---------
       Income before income taxes                                            6,329          6,273
     Income taxes                                                            1,154          1,172
                                                                         ---------      ---------

       Net income                                                        $   5,175      $   5,101
                                                                         =========      =========

     Net loan charge-offs                                                $     166      $      90
     Net interest margin (FTE)                                                3.40%          3.68%
     Efficiency ratio                                                        61.19%         60.00%
     Return on average assets                                                 1.10%          1.21%
     Return on average stockholders' equity                                  14.13%         15.82%
     Return on average realized equity 2]                                    14.98%         16.70%

Consolidated per share data: 1]

     Basic earnings per share                                            $    0.42      $    0.42
                                                                         =========      =========

     Diluted earnings per share                                          $    0.41      $    0.41
                                                                         =========      =========

     Book value at end of period                                         $   12.27      $   10.83
                                                                         =========      =========

     Realized book value at end of period 2]                             $   11.40      $   10.33
                                                                         =========      =========


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

                              Community Banks, Inc.

                         Selected Financial Information
                  (Dollars in thousands, except per share data)



Consolidated balance sheet data:

                                                                     Three Months Ended
                                                                          March 31,
                                                                   2004                2003
                                                              ---------------------------------
Average total loans                                           $   1,100,432     $     915,652
Average earning assets                                            1,783,353         1,606,536
Average assets                                                    1,896,781         1,703,353
Average deposits                                                  1,242,594         1,128,127
Average stockholders' equity                                        147,308           130,800
Average diluted shares outstanding 1]                            12,653,000        12,375,000


                                                                March 31,        December 31,       March 31,   3/31/04 vs. 3/31/03
                                                                  2004               2003             2003           % Change
                                                              -------------     -------------    -------------  --------------------


Assets                                                        $   1,944,555      $  1,861,231    $   1,768,414          9.96%
Total loans                                                       1,112,557         1,078,611          940,730         18.27%
Deposits                                                          1,282,410         1,230,685        1,146,143         11.89%
Stockholders' equity 2]                                             139,900           136,810          124,866         12.04%
Accumulated other comprehensive income                               10,604             6,596            5,972         77.56%
Diluted shares outstanding 1]                                    12,625,000        12,666,000       12,382,000          1.96%


Non-accrual loans                                             $       7,541     $       8,151           10,263        -26.52%
Foreclosed real estate                                                2,057             4,865              729        182.17%
                                                              -------------     -------------    -------------        --------
     Total non-performing assets                                      9,598            13,016           10,992        -12.68%
Accruing loans 90 days past due                                          98                90              105         -6.67%
                                                              -------------     -------------    -------------        --------

     Total risk elements                                      $       9,696     $      13,106           11,097        -12.63%
                                                              =============     =============    =============        =======

Allowance for loan losses                                     $      13,862     $      13,178    $      12,653          9.56%

Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                      1.25%             1.22%            1.35%
Allowance for loan losses to non-accrual loans                         184%              162%             123%
Non-accrual loans to total loans
     outstanding                                                      0.68%              .76%            1.09%
Non-performing assets to total assets                                 0.49%              .70%            0.62%


1] Per share data reflects stock splits and stock dividends whose record date occurs between the indicated period end and the issuance of the financial statements, including the 5% stock dividend with an April 16, 2004, record date.
2]   Excludes accumulated other comprehensive income.




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